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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       We have issued our report dated February 2, 2004 accompanying the consolidated financial statements included in the Annual Report of Segue Software, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Segue Software, Inc. on Form S-8 (File No. 333-63668, effective June 22, 2001), Form S-8 (File No. 333-58514, effective April 9, 2001) and Form S-8 (File No. 333-3980, effective June 23, 2000).


/s/ Grant Thornton LLP
Boston, Massachusetts
March 29, 2004